CONSULTING AGREEMENT

THIS AGREEMENT is dated on the 30 day of May, 2014.

BETWEEN:

LITHIUM EXPLORATION GROUP, INC., with offices at 3200 N. Hayden Road, Suite 235, Scottsdale, Arizona, USA 85251.

(the "**Company**")

AND:

ROBERT GOMER, CPA, with offices at 94 Village Center Drive Freehold, New Jersey

(the "**Consultant**")

WHEREAS:

A. the Company is quoted on the OTCQB with interests in exploration and development focused on the acquisition and development potential of assets in Alberta, Canada that demonstrate high probability for near-term profitability that include the development of lithium assets, testing the Ultrasonic Generator Technology, acquiring oilfield waste disposal assets in, and acquiring profitable oil and gas assets;

B. the Company desires to hire the Consultant as an independent contractor to assist the Company with the current business transition of the Company and to perform services customary to that which is expected of the Consultant (the "**Services**"); and

C. the Consultant has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF CONSULTANT

1.1 Appointment of Consultant. The Company hereby appoints the Consultant to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Consultant to exercise such powers as provided under this Agreement. The Consultant accepts such appointment on the terms and conditions herein set forth.

1.2 Performance of Services. The Services hereunder have been and shall continue to be provided on the basis of the following terms and conditions:

(a) the Consultant shall report directly to the Board of Directors of the Company;

(b) the Consultant has committed to 95% of his time in the services of the Company and its subsidiaries and affiliates and shall therefore commit such time as is necessary within his overall commitment and obligations to the Company in respect of the promotion of the Company's interests in Asia;

(c) the Consultant shall faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder, including the Services, are to the satisfaction of the Company, acting reasonably, and the Consultant shall provide any other services not specifically mentioned herein, but which by reason of the Consultant's capability the Consultant knows or ought to know to be necessary to ensure that the best interests of the Company are maintained; and

(d) the Company shall report the results of the Consultant's duties hereunder as may be requested by the Company from time to time.

1.3 Authority of Consultant. The Consultant shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

ARTICLE 2
CONSULTANT'S AGREEMENTS

2.1 Expense Statements. The Consultant may incur expenses in the name of the Company as agreed in advance in writing by the Company, provided that such expenses relate solely to the carrying out of the Services. The Consultant will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis. The Consultant agrees to obtain approval from the Company in writing for any individual expenses.

2.2 Travel Expenses. The Company may require the Consultant to travel or temporarily relocate to oversee local operations. If relocation or travel is required, the Company shall provide the Consultant with reasonable accommodations as well as travel expenses. During extended relocation, the Consultant shall be provided with paid visits back to his home residence. Any expenses subject to this Section 2.2 shall be discussed and agreed upon by the Consultant and the Company before they are undertaken.

2.3 Regulatory Compliance. The Consultant agrees to comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including but not limited to United States securities laws (in particular, Regulation FD) and the policies of the United States Securities and Exchange Commission.

2.4 Prohibition Against Insider Trading. The Consultant hereby acknowledges that the Consultant is aware, and further agrees that the Consultant will advise those of its directors, officers, employees and agents who may have access to Confidential Information, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or

selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

ARTICLE 3
COMPANY'S AGREEMENTS

3.1 Compensation. The compensation for agreeing to enter into this Agreement and provide the Services to be rendered by the Consultant pursuant to this Agreement shall be USD$10,000 per calendar month (the "**Compensation**") for the Term (as defined in Section 4.1 below) payable by the Company in common shares of the Company (the "**Shares**") previously registered on a Form S-8 registration statement, filed with the United States Securities and Exchange Commission on January 30, 2013 (the "**S-8 Shares**").

3.2 Payment Dates of Compensation. The Compensation shall be paid in two instalments, each in the deemed aggregate of USD$30,000, upon:

(a) the date of the execution of this Agreement; and

(b) the date that is three months from the Effective Date (as defined in Section 4.1 below).

3.3 Determination of Shares. The number of S-8 Shares comprising the Compensation shall be equal to the amount of the Compensation to be satisfied divided by the average closing volume weighted trading price of the Shares in the five trading days immediately preceding the respective dates th Compensation is due (as per Sections 3.2(a) and 3.2(b)). In lieu of any such fractional Shares that the Consultant would otherwise be entitled to receive as a result of this Section 3.3, the Consultant shall be entitled to have such fractional share rounded up to the nearest whole number of S-8 Shares.

3.4 S-8 Shares. Under no circumstances shall the Consultant be entitled to liquidate or wind-up the Company for any Compensation outstanding under the terms of this Agreement. The Consultant acknowledges that any Shares and/or S-8 Shares issued under this Agreement shall be registered to "Robert Gomer".

3.5 Early Termination. For greater certainty, in the case of this Agreement ends before the expiration for the Term, the Consultant shall have no obligation to return to the Company any Compensation or S-8 Shares that were validly issued under Section 3.2 under this Agreement (notwithstanding the early termination by either party of this Agreement).

3.6 Information. Subject to the terms of this Agreement, including without limitation Article 5 hereof, and provided that the Consultant agrees that it will not disclose any material non-public information to any person or entity, the Company shall make available to the Consultant such information and data and shall permit the Consultant to have access to such documents as are reasonably necessary to enable it to perform the Services under this Agreement. The Company also agrees that it will act reasonably and promptly in reviewing materials submitted to it from time to time by the Consultant and inform the Consultant of any material inaccuracies or omissions in such materials.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.1 Effective Date. This Agreement shall become effective as of the date of this Agreement (the "**Effective Date**"), and shall continue for a period of six months from the Effective Date (the "**Term**") or until earlier terminated pursuant to the terms of this Agreement.

4.2 Termination. Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may terminate this Agreement immediately upon it election to do so, or if it so elects, upon delivery of written notice to the Consultant if:

(a) the Consultant breaches section 2.3 or 2.4 of this Agreement;

(b) the Consultant breaches any other material term of this Agreement and such breach is not cured to the reasonable satisfaction of the Company within thirty (30) days after written notice describing the breach in reasonable detail is delivered to the Consultant;

(c) the Company acting reasonably determines that the Consultant has acted, is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement;

(d) the Consultant is unable or unwilling to perform the Services under this Agreement, or

(e) the Consultant commits fraud, serious neglect or misconduct in the discharge of the Services.

4.3 Termination with Notice. Either the Consultant or the Company may terminate this Agreement by providing at least thirty (30) days prior written notice to the other party.

4.4 Duties Upon Termination. Upon termination of this Agreement for any reason, the Consultant shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

(a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

(b) all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts in his possession, provided that the Consultant shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

ARTICLE 5
CONFIDENTIALITY AND NON-COMPETITION

5.1 Maintenance of Confidential Information. The Consultant acknowledges that in the course of its appointment hereunder the Consultant will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the "Confidential Information"). For the purposes of this Agreement, "Confidential Information" includes, without limitation, any and all Developments (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports

and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable. The Consultant acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly the Consultant covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Consultant, the Consultant will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

5.2 Exceptions. The general prohibition contained in Section 5.1 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

(a) is available to the public generally in the form disclosed;

(b) becomes part of the public domain through no fault of the Consultant;

(c) is already in the lawful possession of the Consultant at the time of receipt of the Confidential Information; or

(d) is compelled by applicable law to be disclosed, provided that the Consultant gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

5.3 Developments. Any information, data, work product or any other thing or documentation whatsoever which the Consultant, either by itself or in conjunction with any third party, conceives, makes, develops, acquires or acquires knowledge of during the Consultant's appointment with the Company or which the Consultant, either by itself or in conjunction with any third party, shall conceive, make, develop, acquire or acquire knowledge of (collectively, the "**Developments**") during the Term or at any time thereafter during which the Consultant is engaged by the Company that is related to the business of mining property acquisition and exploration shall automatically form part of the Confidential Information and shall become and remain the sole and exclusive property of the Company. Accordingly, the Consultant does hereby irrevocably, exclusively and absolutely assign, transfer and convey to the Company in perpetuity all worldwide right, title and interest in and to any and all Developments and other rights of whatsoever nature and kind in or arising from or pertaining to all such Developments created or produced by the Consultant during the course of performing this Agreement, including, without limitation, the right to effect any registration in the world to protect the foregoing rights. The Company shall have the sole, absolute and unlimited right throughout the world, therefore, to protect the Developments by patent, copyright, industrial design, trademark or otherwise and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Developments, in whole or in part, or combine the Developments with any other matter, or not use the Developments at all, as the Company sees fit.

5.4 Protection of Developments. The Consultant does hereby agree that, both before and after the termination of this Agreement, the Consultant shall perform such further acts and execute and deliver such further instruments, writings, documents and assurances (including, without limitation, specific assignments and other documentation which may be required anywhere in the world to register evidence of ownership of the rights assigned pursuant hereto) as the Company shall reasonably require in order to give full effect to the true intent and purpose of the assignment made under Section 5.3 hereof. If the Company is for any reason unable, after reasonable effort, to secure execution by the Consultant on

documents needed to effect any registration or to apply for or prosecute any right or protection relating to the Developments, the Consultant hereby designates and appoints the Company and its duly authorized officers and agents as the Consultant's agent and attorney to act for and in the Consultant's behalf and stead to execute and file any such document and do all other lawfully permitted acts necessary or advisable in the opinion of the Company to effect such registration or to apply for or prosecute such right or protection, with the same legal force and effect as if executed by the Consultant.

5.5 Remedies. The parties to this Agreement recognize that any violation or threatened violation by the Consultant of any of the provisions contained in this Article 5 will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone. Accordingly, the Consultant agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

5.6 Reasonable Restrictions. The Consultant agrees that all restrictions in this Article 5 are reasonable and valid, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Consultant.

ARTICLE 6
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CONSULTANT

6.1 Documents Required from the Consultant. The Consultant shall complete, sign and return to the Company as soon as possible, on request by the Company, such additional documents, notices and undertakings as may be required by regulatory authorities and applicable law.

6.2 Representations, Warranties and Covenants of the Consultant. The Consultant hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the end of the expiry of the Term or early termination of this Agreement) that:

(a) the Consultant is executing this Agreement and is acquiring the S-8 Shares for the Consultant's own account, for investment purposes only, and not with a view to, or for, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such S-8 Shares;

(b) the entering into of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Consultant;

(c) the entering into of this Agreement and the transactions contemplated thereby will not result in the violation of any of the terms and provisions of any law applicable to the Consultant, or of any agreement, written or oral, to which the Consultant may be a party or by which the Consultant is or may be bound;

(d) the Consultant has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Consultant enforceable against the Consultant in accordance with its terms;

(e) the Consultant has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Company; and

(f) the Consultant is not an underwriter of, or dealer in, the common shares of the Company, nor is the Consultant participating, pursuant to a contractual agreement or otherwise.

ARTICLE 7
MISCELLANEOUS

7.1 Notices. All notices required or allowed to be given under this Agreement shall be made either personally by delivery to the address set forth above, or by electronic mail, facsimile to:

Robert Gomer
94 Village Center Drive
Freehold, New Jersey
Telephone: 1 (732) 573-6638
Facsimile: 1 (732) 284-4705
Email: rgomer@equitysource.com

and to:

Lithium Exploration Group, Inc.
Attention: Alex Walsh
3200 N. Hayden Road, Suite 235
Scottsdale, Arizona 85251
Telephone: 1 (408) 641-4790
Facsimile: 1 (480) 641-4794
Email: aw@lithiumexplorationgroup.com

or to such other address as may be designated from time to time by such party in writing.

7.2 Independent Legal Advice. The Consultant acknowledges that:

(a) this Agreement was prepared for the Company;

(b) the Consultant has been requested to obtain his own independent legal advice on this Agreement prior to signing this Agreement;

(c) the Consultant has been given adequate time to obtain independent legal advice;

(d) by signing this Agreement, the Consultant confirms that he fully understands this Agreement; and

(e) by signing this Agreement without first obtaining independent legal advice, the Consultant waives his right to obtain independent legal advice.

7.3 Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

7.4 Entire Agreement. As of from the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the appointment of the Consultant by the Company are null and void. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

7.5 Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

7.6 Waiver. No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

7.7 Amendments in Writing. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

7.8 Assignment. Except as herein expressly provided, the respective rights and obligations of the Consultant and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Consultant and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.9 Severability. In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

7.10 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

7.11 Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

7.12 Time. Time shall be of the essence of this Agreement. In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a business day. For the purposes of this Agreement, "business day" means a day which is not Saturday or Sunday or a statutory holiday in British Columbia, Canada.

7.13 Enurement. This Agreement is intended to bind and enure to the benefit of the Company, its successors and assigns, and the Consultant and the personal legal representatives of the Consultant.

7.14 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

7.15 Currency. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

7.16 Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the effective date of this Agreement.

7.17 Proper Law. This Agreement will be governed by and construed in accordance with the law of the State of Arizona. The parties hereby attorn to the jurisdiction of the Courts in the State of Arizona.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

LITHIUM EXPLORATION GROUP, INC.

Per: ______________________________
Alexander Walsh, President

ROBERT GOMER

Per: ______________________________